UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
April 24, 2018

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company  [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

(b) The Annual Meeting of Stockholders of the Corporation was held on April 24, 2018. The following matters were acted upon:

1.    ELECTION OF DIRECTORS

David B. Burritt, Patricia Diaz Dennis, Dan O. Dinges, John J. Engel, Murry S. Gerber, Stephen J. Girsky, Paul A. Mascarenas, Eugene B. Sperling, David S. Sutherland and Patricia A. Tracey were elected as directors, to serve an annual term expiring at the 2019 annual meeting of stockholders, by the following votes:

Nominee	Votes For	Votes Against	Abstentions
David B. Burritt	101,637,233	1,813,648	532,364
Patricia Diaz Dennis	101,646,303	1,765,436	571,506
Dan O. Dinges	101,544,497	1,846,770	591,978
John J. Engel	101,375,472	1,995,343	652,430
Murry S. Gerber	101,595,935	1,711,789	675,521
Stephen J. Girsky	101,647,391	1,747,350	588,504
Paul A. Mascarenas	101,741,184	1,638,021	604,040
Eugene B. Sperling	101,649,453	1,715,922	617,870
David S. Sutherland	101,770,088	1,622,128	591,029
Patricia A. Tracey	101,318,630	2,094,093	570,522

2.    ADVISORY VOTE ON EXECUTIVE COMPENSATION

The results of the non-binding advisory vote to approve the compensation of certain executive officers of the Corporation were as follows:

Votes For	Votes Against	Abstentions
99,391,785	3,613,765	977,695

3. RATIFICIATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2018 was ratified by the following votes:

Votes For	Votes Against	Abstentions
136,824,179	3,236,714	1,125,656

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Colleen M. Darragh
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Name: Colleen M. Darragh
Title: Vice President & Controller

Dated: April 25, 2018